Custody Agreement
                                The Unified Funds

                                   Appendix B



1.       The Starwood Strategic Fund

2.       The Laidlaw Fund

3.       The First Lexington Balanced Fund

4.       The Taxable Money Market Fund

5.       The Select 30 Index Fund

6.       The Select 500 Index Fund

7.       The Select 2000 Index Fund

8.       The Select International Index Fund

9.       The Select REIT Index Fund

10.      The Select Bond Index Fund

11.      The Select Internet Fund

12.      The Select Money Market Fund